EXHIBIT 10(b)1

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

ALABAMA POWER COMPANY

The following are the annual base salaries, effective March 1, 2012, of the Chief Executive Officer and Chief Financial Officer of Alabama Power Company and certain other executive officers of Alabama Power Company who served during 2011.

Charles D. McCrary President and Chief Executive Officer	$781,369
Philip C. Raymond Executive Vice President, Chief Financial Officer, and Treasurer	$284,591
Theodore J. McCullough Senior Vice President	$225,884
Zeke W. Smith Executive Vice President	$283,541
Steven R. Spencer Executive Vice President	$428,784